    As filed with the Securities and Exchange Commission on October 25, 2000


                                                   Commission File No. 333-36528
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------
                           GALILEO INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                       36-4156005
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            -------------------------

                            Anthony C. Swanagan, Esq.
                    Senior Vice President and General Counsel
                        9700 West Higgins Road, Suite 400
                            Rosemont, Illinois 60018
                                 (847) 518-4000
 (Name, address and telephone number including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:

   Jennifer L. Dressler, Esq.                            Jonathan A. Koff, Esq.
         Senior Counsel                                    Chapman and Cutler
   Galileo International, Inc.                           111 West Monroe Street
9700 West Higgins Road, Suite 400                       Chicago, Illinois  60603
   Rosemont, Illinois  60018                                 (312) 845-3000
         (847) 518-4000

                            -------------------------


================================================================================

                           GALILEO INTERNATIONAL, INC.

                 Deregistration of Unsold Shares of Common Stock

     Pursuant to its Registration Statement on Form S-3 (No. 333-36528) (the "Registration Statement"), Galileo International, Inc. ("Galileo"), incorporated under the laws of Delaware, registered 2,749,815 shares of its common stock, par value $0.01 ("Common Stock"), for sale by certain stockholders of Galileo.

     This Post-Effective Amendment No. 1 is being filed solely for the purpose of removing from registration 822,534 shares of Common Stock relating to the shares that were registered but not sold as of September 7, 2000. Accordingly, Galileo hereby removes from registration such 822,534 shares of Common Stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on the 25th day of October, 2000.

                                   GALILEO INTERNATIONAL, INC.




                                   By:      /S/ JAMES E. BARLETT
                                      ---------------------------------
                                             James E. Barlett
                                         Chairman, President and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on the 25th day of October, 2000.

               SIGNATURE                                        TITLE
         /S/ JAMES E. BARLETT
----------------------------------------               Chairman, President and
           James E. Barlett                            Chief Executive Officer
                                                    (principal executive officer)

         /S/ CHERYL BALLENGER
----------------------------------------             Executive Vice President,
           Cheryl Ballenger                     Chief Financial Officer and Treasurer
                                             (principal financial and accounting officer)

        /S/ ANTHONY C. SWANAGAN
----------------------------------------                Senior Vice President,
          Anthony C. Swanagan                       General Counsel and Secretary

        /S/ GRAHAM W. ATKINSON*
----------------------------------------                     Director
          Graham W. Atkinson

             /S/ WIM DIK*
----------------------------------------                     Director
                Wim Dik


----------------------------------------                     Director
            Matthew C. Miau

           /S/ MINA GOURAN*
----------------------------------------                     Director
              Mina Gouran

      /S/ GEORGES P. SCHORDERET*
----------------------------------------                     Director
         Georges P. Schorderet

        /S/ ANDREW P. STUDDERT*
----------------------------------------                     Director
          Andrew P. Studdert

         /S/ KENNETH WHIPPLE*
----------------------------------------                     Director
            Kenneth Whipple


     Anthony C. Swanagan, by signing his name hereto, does sign and execute this Post Effective Amendment No. 1 to the Registration Statement on behalf of the above-named officers and directors of Galileo International, Inc. on the 25 day of October, 2000, pursuant to powers of attorney executed on behalf of each of such officers and directors and previously filed with the Securities and Exchange Commission.

*By: /s/ Anthony C. Swanagan
     ----------------------------------
     Anthony C. Swanagan
     Attorney-in-Fact

                                INDEX TO EXHIBITS

    EXHIBIT                                  DESCRIPTION                                SEQUENTIALLY
    NUMBER                                                                                NUMBERED
                                                                                            PAGE
     24.01   Power of Attorney (included on the signature page of Registration               **
             Statement).........................................................

--------------------
** Previously filed.